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                                                                     Exhibit 5.6


                       [LETTERHEAD OF RAY & SHERMAN, LLC]



                                February 13, 2003



MedQuest, Inc.
2400 North Point Parkway
Alpharetta, Georgia  30022

O'Melveny & Myers LLP
30 Rockefeller Plaza
New York, New York  10112

      RE:  REGISTRATION OF SECURITIES OF MEDQUEST, INC.

Ladies and Gentlemen:

     We have acted as special local counsel to (i) Occupational Solutions, Inc.;
(ii) Open MRI of Georgia, Inc.; (iii) Open MRI & Imaging of Georgia, Inc.; (iv) Buckhead Diagnostic Imaging, LLC; (v) Cumming Diagnostic Imaging, LLC; (vi) Diagnostic Imaging of Atlanta, LLC; (vii) Duluth Diagnostic Imaging, LLC; (viii) Hapeville Diagnostic Imaging, LLC; (ix) Open MRI & Imaging of Macon, LLC; (x) Midtown Diagnostic Imaging, LLC; (xi) Open MRI & Imaging of Albany, LLC; (xii) Open MRI & Imaging of Conyers, LLC; (xiii) Open MRI & Imaging of Douglasville, LLC; (xiv) Open MRI of Central Georgia, LLC; (xv) Open MRI & Imaging of DeKalb, LLC; (xvi) Open MRI & Imaging of North Fulton, LLC; (xvii) Open MRI of Atlanta, LLC; (xviii) Open MRI and Imaging of Snellville, LLC; (xix) West Paces Diagnostic Imaging, LLC; (xx) Woodstock Diagnostic Imaging, LLC; (xxi) Open MRI & Imaging of Athens, LLC; (xxii) Athens MRI, LLC; (xxiii) Imaging Center of Central Georgia, LLC; (xxiv) Duluth CT Center, LLC; (xxv) Diagnostic Imaging of Hiram, LLC; (xxvi) Diagnostic Imaging of Marietta, LLC; (xxvii) Diagnostic Imaging of Georgia, LLC; (xxviii) Open MRI & Imaging of N. E. Georgia, LLC; and
(xxix) Brunswick Diagnostic Imaging, LLC (each, a "Georgia Guarantor" and, collectively, the "Georgia Guarantors") in connection with MedQuest, Inc.'s ("MedQuest") offer (the "Exchange Offer") to exchange up to $180,000,000 principal amount of MedQuest's 11 7/8% Senior Subordinated Notes due 2012 that have been registered under the Securities Act of 1933 (the "Exchange Securities"), which Exchange Securities will be guaranteed by, among others, each of the Georgia Guarantors, for a like principal amount of MedQuest's outstanding

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MedQuest, Inc.
O'Melveny & Myers LLP
February 13, 2003
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11 7/8% Senior Subordinated Notes due 2012 (the "Old Notes"), which Old Notes have also been guaranteed by such guarantors, including the Georgia Guarantors. The foregoing transaction shall be referred to herein as the "Transaction." Terms used herein but not defined herein shall have the meanings given to them in the Indenture dated as of August 15, 2002, as supplemented (the "Indenture"), among MedQuest, MQ Associates, Inc., as guarantor, the Subsidiary Guarantors, including the Georgia Guarantors, and Wachovia Bank, National Association, as Trustee.

      In connection with this opinion, we have examined a fully-executed original, or copy certified to our satisfaction, of the Indenture, including
Article XI of the Indenture, which obligates the Georgia Guarantors with respect to the Notes Guarantees and the guarantees in respect of the Exchange Securities (collectively, the "Guarantees"). All references herein to the Indenture (or other documents identified therein) shall be deemed to refer only to such document itself and exhibits attached thereto and provided to us, but exclusive of other documents referred to or incorporated by reference therein.

      In connection with this opinion letter, we also have examined originals, or copies identified to our satisfaction, of such other documents, instruments, certificates and records as we have considered appropriate in order to render our opinions contained herein. Where we have considered it appropriate, as to certain facts we have relied, without investigation or analysis of any underlying data contained therein, upon certificates or other comparable documents of public officials or other appropriate representatives of the Georgia Guarantors.

      In rendering the opinions set forth herein, we have assumed the following:

      (i)   The legal capacity of all natural persons;

      (ii)  The genuineness of all signatures not signed in our presence;

      (iii) The authenticity of all documents submitted to us as originals;

      (iv) That all documents submitted to us as copies conform with the originals thereof;

      (v) That all certificates and all telegraphic and telephonic confirmations given by public officials have been properly given and are accurate;

      (vi) That the Indenture fully states the agreement between the Georgia Guarantors and the other parties thereto;

      (vii) That the Indenture, the Securities and all other documents, instruments and agreements necessary to consummate the Transaction (collectively, the "Additional Documents") have been duly executed and delivered by the parties

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February 13, 2003
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            thereto; and

      (viii)That each party executing the Indenture and the Additional Documents has the requisite legal capacity to execute and be bound by the agreements contained in such documents.

      All assumptions stated in this opinion letter are made with your permission and without investigation, computation or other action on our part to confirm the validity of any such assumptions. To the extent that any of such assumptions are not true, the same are made hypothetically to permit the rendering of the opinions set forth herein.

      The opinions set forth herein are limited to matters governed by the laws of the State of Georgia, and no opinion is expressed herein as to the laws of any other jurisdiction. We express no opinion concerning any matter respecting or affected by any laws other than laws that a lawyer in the State of Georgia exercising customary professional diligence would reasonably recognize as being directly applicable to the Georgia Guarantors, the Indenture or any of them.

      Based upon and subject to the foregoing and the further limitations and qualifications hereinafter expressed, we are of the opinion that:

      1. Based solely upon a copy of the articles of incorporation or organization, as applicable (each, a "Charter"), of each of the Georgia Guarantors, certified as true and correct by a duly authorized officer of each of the Georgia Guarantors, each of the Georgia Guarantors that is a corporation is duly incorporated, and each of the Georgia Guarantors that is a limited liability company is duly formed. Based solely upon a Certificate of Existence regarding each of the Georgia Guarantors from the Georgia Secretary of State dated January 27, 2003, as though given on the date hereof, each of the Georgia Guarantors is validly existing and in good standing under the laws of the State of Georgia.

      2. Each of the Georgia Guarantors has full right, corporate or limited liability company power and authority to execute and deliver the Indenture, including the Guarantees, and to perform its respective obligations thereunder; and all action required to be taken by the Georgia Guarantors for the due and proper authorization, execution and delivery of the Indenture and the consummation of the transactions contemplated thereby, including the Guarantees, by the Georgia Guarantors has been duly and validly taken.

      3. The Indenture, which includes the Guarantees, has been duly authorized, executed and delivered by each of the Georgia Guarantors.

      4. The execution, delivery and performance by each of the Georgia Guarantors of the Indenture, the issuance and sale of the Guarantees and compliance by each of the Georgia Guarantors with the terms thereof and the consummation of the transactions contemplated by the

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February 13, 2003
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Indenture will not (i) result in any violation of the provisions of the Charter or by-laws or similar organizational documents of such Georgia Guarantor or (ii) result in the violation of any laws or statutes or any rules or regulations or, to our knowledge, any judgment or order of any court or arbitrator or governmental or regulatory authority applicable to the Georgia Guarantors.

      5. No consent, approval, authorization, order, registration or qualification of or with any Georgia governmental or regulatory authority or, to our knowledge, any Georgia court or arbitrator is required for the execution, delivery and performance by each of the Georgia Guarantors of the Indenture, the issuance and sale of the Guarantees and compliance by each of the Georgia Guarantors with the terms thereof and the consummation of the transactions contemplated by the Indenture.

      The opinions expressed above are subject to the following qualifications and limitations:

      (a) Without limiting the generality of any other limitations set forth in this opinion letter, and notwithstanding anything to the contrary set forth herein, we do not express any opinion as to:

            (i) The validity, binding effect or enforceability of any provision contained in the Indenture, including the Guarantees; or

            (ii) The state of title to any real or personal property which may be covered by the Indenture, or the priority or perfection (or continuation thereof) of any lien, security interest, security title or other encumbrance purported to be created or perfected by the Indenture; or

            (iii) Any matter involving choice of law or conflicts of law; or

            (iv) Any matter involving licensure or certificate of need statutes, rules or regulations; or

            (v) Any matter involving state or federal securities statutes, rules or regulations.

      (b) The phrase "to our knowledge" means conscious awareness of lawyers in the primary lawyer group of factual matters such lawyers recognize as being relevant to the opinion or confirmation so qualified. You are advised that we have made no independent investigation or verification of such matters and have not searched or reviewed the files and records of or relating to the Georgia Guarantors or such matters in our office, in the public records, in the possession of any of the Georgia Guarantors or elsewhere. "Primary lawyer group" means any of John W. Ray, Jr., Dawnmarie Rodziewicz or Jeanne Shingleton.

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February 13, 2003
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      (c) Any of the terms "laws," "statutes" or "rules or regulations" as used in this opinion letter means the constitution and each of the statutes, judicial and administrative decisions and rules and regulations of governmental agencies of the State of Georgia, except to the extent that the context in which such term is used limits or makes more specific such meaning.

      (d) The opinion set forth in Paragraph 4(ii) hereof is subject to the following understandings:

            (i) In rendering this opinion, we are relying on certain certificates of the Georgia Guarantors and our own analysis of applicable laws, statutes, rules or regulations of the State of Georgia;

            (ii) A "violation" means any act or omission that by itself would constitute a violation giving rise to a remedy under the laws, statutes, rules or regulations of the State of Georgia in question;

            (iii) The opinion addresses only the relevant facts and law as they exist on the date of this opinion letter; and

            (iv) References to any laws, statutes, rules or regulations include only those laws, statutes, rules or regulations of the State of Georgia that either prohibit performance by any of the Georgia Guarantors under the Indenture or subject any of the Georgia Guarantors to a fine, penalty or other similar sanction.

      (e) The obligations of the parties under the Indenture are subject to the following: (a) the effect of bankruptcy, insolvency, reorganization, arrangement and moratorium laws and other laws from time to time in effect relating to or affecting generally the enforcement of creditors' rights and remedies (including, without limitation, the effect of the Federal Bankruptcy Code in its entirety, including matters of contract rejection, fraudulent conveyance and obligation, turn-over, preference, equitable subordination, automatic stay, conversion of a non-recourse obligation into a recourse obligation, substantive consolidation and proofs of claim, and state laws regarding fraudulent transfers, obligations and conveyances, and state receivership laws); and (b) the effect of the exercise of customary principles, judicial decisions, and laws governing, limiting or affecting equitable remedies or relief generally (including, without limitation, matters of public policy) whether considered in a proceeding at law or in equity (including, without limitation, principles governing the availability of specific performance, injunctive relief or other traditional equitable remedies, principles affording traditional equitable defenses (E.G., waiver, laches and estoppel), good faith and fair dealing, reasonableness, materiality of breach, impracticability or impossibility of performance, the effect of obstruction, failure to perform or otherwise to act in accordance with any agreement, the effect of Section 1-102(3) of the Georgia Uniform Commercial Code and unconscionability).

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O'Melveny & Myers LLP
February 13, 2003
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                                    * * *

      Any and all opinions rendered by this firm in this opinion letter are limited to the opinions expressly set forth in Paragraphs 1 through 5 hereof, and no opinion is implied or to be inferred beyond the matters expressly so stated. Without implying any limitation upon the foregoing sentence, the following matters, including their effects and the effects of noncompliance, are not covered by implication or otherwise in this opinion letter, unless coverage thereof is specifically addressed herein:

            (1)   Local law;
            (2)   Antitrust and unfair competition law;
            (3) Securities law, including any consents, approvals, authorizations, order and registrations or qualifications as may be required under the Securities Act of 1933, as amended, or applicable state securities laws;
            (4)   Fiduciary obligations;
            (5)   Pension and employee benefit law, E.G., ERISA;
            (6) Regulations T, U and X of the Board of Governors of the Federal Reserve System;
            (7)   Environmental law;
            (8)   Zoning, land use, subdivision and other development laws;
            (9) Hart-Scott-Rodino, Exon-Florio and other laws related to filing requirements, other than charter-related filing requirements, such as requirements for filing articles of merger;
            (10)  Bulk transfer law;
            (11) Tax law (except, where expressly opined to, for Georgia tax law);
            (12) Patent, copyright, trademark and other intellectual property law;
            (13)  Racketeering law, E.G., RICO;
            (14) Criminal statutes of general application, E.G., mail fraud and wire fraud;
            (15)  Health and safety law, E.G., OSHA;
            (16)  Labor law; and
            (17)  Law concerning national or local emergency.

      This opinion letter is delivered solely in connection with the Transaction and the consummation of transactions contemplated thereby for your benefit and the benefit of the holders of the Exchange Securities and their successors or assigns and may not be used or relied upon by any other person or for any other purpose without our prior written consent in each instance. Our opinions expressed herein are as of the date hereof, and we undertake no obligation to advise you of any changes of applicable law or any other matters that may come to our attention after the date hereof that may affect our opinions expressed herein. In addition, without first obtaining the express written consent of this firm, the addressees hereof shall not provide this opinion letter, or any copy or extract hereof, to any other person or entity, including

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February 13, 2003
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any governmental unit or agency; PROVIDED, HOWEVER, that we hereby consent to the use of this opinion as an exhibit to the Registration Statement on Form S-4 (File No. 333-101399) of MedQuest, in connection with the Exchange Offer. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations promulgated thereunder.

                                    Very truly yours,

                                    RAY & SHERMAN, LLC


                                    By: /s/ JOHN W. RAY, JR.
                                        --------------------
                                        John W. Ray, Jr.